SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2003

NEOFORMA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-28715	77-0424252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3061 Zanker Rd., San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

(408) 468-4000

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5:	OTHER EVENTS AND REGULATION FD DISCLOSURE.

On July 21, 2003, Neoforma, Inc. announced that it had agreed to acquire the Health & Life Sciences business of I-many, Inc. (the “Transaction”) pursuant to an asset purchase agreement, dated July 18, 2003, by and among Neoforma, I-many, and Neocars Corporation, a wholly owned subsidiary of Neoforma (the “Asset Purchase Agreement”). Neoforma is filing this Current Report on Form 8-K for the purpose of reporting that it has been named as a defendant, along with Neocars and I-many, in a lawsuit brought by Accelerated Systems Integration, Inc. (“ASI”), one of I-many’s resellers. The suit, which was filed on September 19, 2003 in the United States District Court Northern District of Ohio, Eastern Division, contends that the Asset Purchase Agreement conflicts with certain of ASI’s allegedly exclusive rights under the reseller agreement between I-many and ASI (the “Reseller Agreement”); and it contends that the Reseller Agreement cannot be assigned without the payment to ASI of $2.5 million. ASI has sought equitable relief to enforce its rights under the Reseller Agreement, including a motion for a preliminary injunction to enjoin the defendants from consummating the Transaction. I-many, Neoforma and Neocars Corporation have agreed not to consummate the Transaction until the earlier of (i) November 30, 2003 or (ii) such time as the court rules on the motion for a preliminary injunction. Neoforma intends to vigorously oppose the lawsuit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2003	NEOFORMA, INC.

	By:	/s/ DANIEL A. ECKERT
Daniel A. Eckert President and Chief Operating Officer